SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))
[ ]  Definitive Proxy Statement


                                EXUS GLOBAL, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

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


                                EXUS GLOBAL, INC.
                                115 East 57th St.
                                   11th Floor
                               New York, NY 10022
                                 (212) 514-6600

                             -----------------------

                              INFORMATION STATEMENT

                             -----------------------

                           Pursuant to Regulation 14C
                                Promulgated Under
                 the Securities Exchange Act of 1934, as amended

     This Information Statement is being mailed or otherwise furnished to shareholders of EXUS GLOBAL, INC., a Nevada corporation (the "Company"), on or about January __, 2005, in connection with a certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of Common Stock to approve an amendment to our Articles of Incorporation, as amended (the "Amendment"). The purpose of the Amendment is to (i) effect a reverse split (the "Reverse Stock Split") of our issued and outstanding Common Stock, $.001 par value per share (the "Common Stock") pursuant to which each two hundred (200) shares of our issued and outstanding Common Stock as of the record date of the Reverse Stock Split was combined and consolidated into one (1) share of Common Stock immediately following the Reverse Stock Split; and (ii) change the name of our Company from Exus Global, Inc. to "StarInvest Group, Inc."

     Our Board of Directors approved the Amendment on January 3, 2005, and recommended that the Amendment be approved by our shareholders. The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Nevada law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted. Additionally, pursuant to the laws of the State of Nevada and action previously taken by both our Board of Directors and shareholders, we have been authorized to undertake the Reverse Stock Split without changing our authorized capital. On January 3, 2005, holders of a majority of the shares of our Common Stock acted by written consent to approve the Amendment.

     We have elected not to call a special meeting of our shareholders in order to eliminate the costs of and time involved in holding a special meeting. Our management has concluded that it is in the best interests of our Company to address this matter in the manner stated herein.

     The Amendment has been filed with the Secretary of State of the State of Nevada and is now effective.

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

     Shareholders of record at the close of business on January 13, 2005 (the "Record Date"), are entitled to receive this Information Statement. As the Amendment has been duly approved by shareholders holding a majority of the outstanding shares of Common Stock, approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

     We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY


           The date of this Information Statement is January __, 2005

              ----------------------------------------------------

                AMENDMENT TO RESTATED ARTICLES OF INCORPORATION,
                    TO EFFECT A 200 FOR 1 REVERSE STOCK SPLIT

     On January 3, 2005, our Board of Directors voted to authorize and recommend that our shareholders approve the Amendment to effect the Reverse Stock Split and change our name. Also on January 3, 2005, shareholders representing a majority of the shares of our Common Stock outstanding consented in writing to the Amendment.

     The terms of the Reverse Stock Split provide for each two hundred (200) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), thereby reducing the number of shares of our Common Stock issued and outstanding.

     The Amendment does not change the par value designation of our Common Stock, or the number of shares of our Common Stock authorized for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

     Our Board of Directors believes that the relatively low per-share market price of our Common Stock impairs the acceptability of our Common Stock to certain members of the investing public, as well as the viability of our current business plan. Because of the current low price of our Common Stock, our credibility as a viable business enterprise is negatively impacted. Specifically, many analysts will not or are not permitted to initiate coverage on any securities that trade below $5.00. In addition, certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing low-priced securities. However, certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities.

     Because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or

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

markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our Common Stock at its current price levels.


     Also, our Board of Directors believes that some potential executives and other employees are less likely to consider working for a company with a low stock price, regardless of the size of the company's market capitalization. If the Reverse Stock Split successfully increases the per share price of our Common Stock (of which there can be no assurance), our Board of Directors believes this increase could enhance our Company's ability to attract and retain key executives and other employees. The reduction in the number of outstanding shares is expected to increase the bid price of our Common Stock, although there can be no assurance that the price will increase in inverse proportion to the ratio of the Reverse Stock Split ratio.

     For these reasons our Board of Directors has chosen to adopt and recommend the Reverse Stock Split.

     The market price of our Common Stock is also based on factors which may be unrelated to the number of shares outstanding. These factors include our performance, general economic and market conditions and other factors, many of which are beyond our control.

     The Reverse Stock Split will affect all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the Reverse Stock Split shall be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Stock Split. After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of our Common Stock, but will hold the same percentage of the outstanding shares as such stockholder held prior to the Effective Date. The Reverse Stock Split will have no impact on the number of shares of our Common Stock that may be issued upon the conversion of our outstanding Convertible Debentures, as the conversion price is based upon the then current market price. Further, the Reverse Stock Split will also not have any impact on the number of shares of our Common Stock that may be issued upon conversion of our outstanding Series B Preferred Stock. The conversion price will not be adjusted pursuant to the terms included in the Certificate of Designation creating our Series B
Preferred Stock. Section 4(d) of the aforesaid Certificate of Designation provides that the holders of our Series B Preferred Stock shall not be affected by any capital reorganization, including the Reverse Stock Split. Each share of our outstanding Series B Preferred Stock shall continue to be convertible into one share of our Common Stock.

     The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, the split will increase the number of shareholders who own odd-lots. An odd-lot is fewer than 100 shares. Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

     The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion with the exchange ratio for the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced. These

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

accounting entries will have no impact on total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split, but determined that the availability of additional shares may be beneficial to our Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for capital expenditures or working capital or, depending on the market conditions, effecting future acquisitions of other businesses through the issuance of shares.

     Because the Reverse Stock Split results in an increased number of authorized but unissued shares of our Common Stock, it may be construed as having an anti-takeover effect. Although the Reverse Stock Split is not being undertaken by the Board for this purpose, in the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote. Such uses of our Common Stock could render more difficult, or discourage, an attempt to acquire control of our Company if such transactions were opposed by the Board.

     The Reverse Stock Split and the other terms of the Amendment will have the following effects upon our Common Stock:

     o The number of shares owned by each holder of Common Stock will be reduced by the ratio of two hundred (200) to one (1), reducing the number of shares of our Common Stock outstanding from 160,858,083 shares, to approximately 804,290 shares;

     o The number of shares of Common Stock we are authorized to issue will remain the same at 900,000,000 shares; and

     o    The par value of our Common Stock will remain the same.

     The New Shares will be fully paid and non-assessable. The Amendment will not change any of the other the terms of our Common Stock. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares. Each shareholder's percentage ownership of the New Shares will not be altered.

     Because the number of authorized shares of our Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of our Common Stock as a result of the Reverse Stock Split. These shares may be issued by our Board of Directors in its sole

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

discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our Common Stock.

     We have no present intention of seeking to terminate our registration and our reporting requirements under the Exchange Act.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT

     The Reverse Stock Split will be effective January 13, 2005 (the "Effective Date"). As soon as practicable after the Effective Date, our transfer agent, Manhattan Transfer Registrar Co., will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

NO RIGHTS OF APPRAISAL

     Under the laws of the State of Nevada, shareholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide shareholders with any such right.

VOTE REQUIRED

     The Amendment requires the approval of the holders of a majority of the outstanding shares of our Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 160,858,083 shares of our Common Stock outstanding as of January 3, 2005. On that date, shareholders representing 95,701,191 shares (59.5%) of our Common Stock, which is a majority of the shares outstanding, consented in writing to the Amendment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to shareholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were,

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

and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

     EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

     No gain or loss should be recognized by a shareholder of our Company upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

AMENDMENT TO CHANGE OUR NAME

     The holders of a majority of our issued and outstanding Common Shares have also approved a change to our name to "StarInvest Group, Inc." We believe that this name change provides a more appropriate description of our business than our current name and will provide the investing public and business community with a better understanding of our business plan. The trading symbol for our Common Stock will also be changed, but this new symbol is not available to us as of the preparation date of this Information Statement. However, our new trading symbol will become so available prior to dissemination of this Information Statement to our shareholders and will be included in the correspondence included in the mailing. This change in our name will become effective on the same day as the Reverse Stock Split.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of our Company's Common Stock as of January 3, 2005, the date the proposed Reverse Stock Split was approved by our shareholders, by (i) each person known to the Company to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. All references to share ownership are presented on a pre-reverse split basis.


                                                             Amount and Nature
                               Name and Address                 of Beneficial      Percent
Title of Class               of Beneficial Owner                  Ownership       of Class
--------------    ----------------------------------------   -----------------    --------

Common            Isaac Sutton (1)                              31,820,572  (2)     18.8%
                  115 East 57th St.
                  11th Floor
                  New York, NY 10022

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
                                                             Amount and Nature
                               Name and Address                 of Beneficial      Percent
Title of Class               of Beneficial Owner                  Ownership       of Class
--------------    ----------------------------------------   -----------------    --------

Common            David Metzger                                 50,000,000          31.1%
                  129 Ridge Road
                  Passaic, New Jersey 07055

Common            New Canaan Investment Partners, LLC           16,005,953 (3)      10.0%
                  62 Main Street
                  New Canaan, CT 06840

Common            Mark Mayoka                                       12,187            *
                  950 3rd Ave.
                  New York, New York  10022

Common            All Officers and Directors as a Group (3      31,832,759 (2)      18.8%
                  persons)
--------------------
*        Less than 1%

(1) Officer and/or director of our Company.

(2) Includes 178,667 shares of Common Stock held by Orbitel-One Inc, and 95,239 shares of Common Stock held by Unified Networks, Ltd., companies controlled by Mr. Sutton, and 476,191 shares of Common Stock held in the name of New Millennium Group, who has assigned voting rights to Mr. Sutton. Also includes 8,000,000 shares of our Convertible Preferred Stock which is owned by Unified Networks, Ltd., each share of which may be converted into one share of our Common Stock. Mr. Sutton has not converted these shares as of the date of this Information Statement.

(3) New Canaan is entitled to the greater of 25,000,000 shares of Common Stock or an amount which is 15% of the Company's issued and outstanding Common Stock on or before January 24, 2003. Until December 31, 2005, New Canaan has certain anti-dilution protection rights with respect to certain issuances to maintain 15% of the issued and outstanding stock of the Company

     In addition to the above table, we have 10,000,000 shares of Series B Preferred Stock issued and outstanding. This class of stock does not have voting rights, but is convertible into shares of our Common Stock at any time by the holder thereof on a 1-for-1 basis. The number of shares of our Common Stock that may be issued upon conversion of our outstanding Series B Preferred Stock will not be adjusted pursuant to the terms included in the Certificate of Designation creating our Series B Preferred Stock. Additionally, the holders of a majority of the Series B Preferred have the right to appoint a majority of the directors. As of the date of this Information Statement, none of the holders have elected to convert their Series B Preferred Stock.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                        Isaac Sutton, Chief Executive Officer

New York, New York
January __, 2005

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